UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     February 19, 2008

www.bmhc.com

Building Materials Holding Corporation

Delaware	001-33192	91-1834269
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200, San Francisco, CA 94111

(415) 627-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Appointment of Certain Officers

Effective February 19, 2008, Stanley M. Wilson was named President and Chief Operating Officer of Building Materials Holding Corporation. Both of our operating segments, BMC West and SelectBuild, will report to Stanley M. Wilson.

Stanley M. Wilson, 63, was elected President and CEO of BMC West in 2004 and was appointed a Senior Vice President in 2003. He was elected Vice President in 2000 and was General Manager of the Pacific Division of BMC West from 1993 to 2003. Prior to that Stanley M. Wilson served as location manager of the Bellevue, Washington BMC West location and has been with the Company since its formation in 1987. From 1968 to 1987 he served in various positions with Boise Cascade Corporation. Stanley M. Wilson has a Bachelor’s degree in Business from Boise State University.

Effective February 19, 2008 an employment agreement was entered into with Stanley M. Wilson. Under the employment agreement, Stanley M. Wilson is entitled to receive a base salary of $600,000, discretionary bonus and personal health and services allowance as well as annual and long-term incentive compensation. This employment agreement is through December 2010. A copy of this employment agreement will be filed as an exhibit when completed.

Item 5.02(e)	Compensatory Arrangements of Certain Officers

Also effective February 19, 2008, employment agreements were extended to December 2010 for Robert E. Mellor, Chairman of the Board and Chief Executive Officer, and William M. Smartt, Senior Vice President and Chief Financial Officer. Copies of these employment agreements will be filed as an exhibit when completed.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description

99.1	News release dated February 19, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Building Materials Holding Corporation

Date: February 19, 2008	/s/ Paul S. Street
Paul S. Street
Senior Vice President, Chief Administrative Officer,
General Counsel and Corporate Secretary

Exhibit Index

Exhibit
Number	Description

99.1	News release dated February 19, 2008